Exhibit 99.1

BLACK CREEK INDUSTRIAL REIT IV INC.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

As adopted by the Board of Directors, effective June 13, 2018

Definitions

Advisor — Shall mean BCI IV Advisors LLC.

Aggregate Fund NAV — Shall mean the aggregate NAV of our outstanding shares and the Operating Partnership units held by third parties.

ALPS — Shall mean ALPS Fund Services Inc., a third-party valuation firm.

Company — Shall mean Black Creek Industrial REIT IV Inc. References herein to “we,” “our,” or “us” refer to the Company.

Dealer Manager — Shall mean Black Creek Capital Markets, LLC.

FASB — Shall mean the Financial Accounting Standards Board.

GAAP — Shall mean U.S. generally accepted accounting principles.

NAV — Shall mean the net asset value of the Company determined in accordance with the Company’s valuation policies and procedures.

Operating Partnership — Shall mean BCI IV Operating Partnership LP.

OP Units — Shall mean limited partnership interests in the Operating Partnership.

REIT — Shall mean real estate investment trust.

SEC — Shall mean the Securities and Exchange Commission.

Overview

Our board of directors, including a majority of our independent directors, has adopted these Net Asset Value Calculation and Valuation Procedures, which we refer to as our valuation procedures, and which contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted these valuation procedures, which adjust the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholders’ equity on the face of our financial statements prepared in accordance with GAAP. The fair value of our assets and liabilities will be calculated for the purposes of determining our NAV per share, using widely accepted methodologies and, as appropriate, the GAAP principals within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc., a third-party valuation firm (“Altus Group” or the “Independent Valuation Firm”), to serve as our independent valuation firm with respect to the oversight of the annual appraisals of our real property assets, described below, and the monthly valuation of our real property portfolio. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services with multiple offices around the world, including in Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or the Advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real estate assets. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm at any time. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

Altus Group will discharge its responsibilities in accordance with our real property valuation procedures described below and with the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio, but periodically receives and reviews such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuations, our Independent Valuation Firm is not responsible for nor prepares our monthly NAV.

The Independent Valuation Firm will be engaged primarily to provide our monthly real property valuations and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise). Our Independent Valuation Firm may from time to time perform other commercial real estate and financial advisory services for our Advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report or the independence of our Independent Valuation Firm.

Property Appraisal Process

Periodic real property appraisals serve as the foundation of the Independent Valuation Firm’s monthly real property portfolio valuation. The overarching principle of these appraisals is to produce a real property portfolio valuation that represents fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

We obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and the Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide an orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised by a third party each month, although we may have more or less appraised in an individual month. In no event will a calendar year pass without having each property valued by appraisal unless such asset is bought or sold in such calendar year. The acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year.

Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved, and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The Independent Valuation Firm is involved with the appraisal process, but we have engaged other independent valuation firms (“Appraisal Firms”) to provide appraisals for our properties. The Independent Valuation Firm confirms the reasonableness of the appraisal before reflecting any valuation change in its valuation of our real property portfolio. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level or other financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.

We utilize the income approach as the primary methodology for valuing our real property portfolio, whereby value is derived by determining the present value of an asset’s future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable property rental rates and operating expense data, the appropriate capitalization or discount rates, and projections of future rent and expenses based on market trends. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable values or future appraised values. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions. In some circumstances such as when an asset is anticipated to be acquired or disposed, we may factor into our NAV calculation a portion of the potential transaction price and related closing costs given the likelihood that the transaction will close. In all circumstances, transaction costs related to an acquisition or disposition will be factored into our NAV no later than the closing date for such transaction.

Each individual appraisal report for our assets, as described further below, is addressed solely to our Company to assist the Independent Valuation Firm in providing our real property portfolio valuation. Our Independent Valuation Firm’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our Company.

Valuation of Assets

Consolidated Properties

The real property portfolio valuation, which is the largest component of our NAV calculation, will be provided to us by our Independent Valuation Firm each month. The periodic property appraisals, as discussed above, are the foundation of this valuation. However, each month, the Independent Valuation Firm may adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). For example, changes to underlying property fundamentals and overall market conditions, which may include: (i) an unexpected termination or renewal of a material lease; (ii) a material change in vacancy levels; (iii) an unanticipated structural or environmental event at a property; or (iv) material capital markets events, any of which may cause the value of a property to change materially. Furthermore, the value of our properties is determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

The Independent Valuation Firm collects all reasonably available information that it deems relevant in valuing our real estate portfolio. Using information derived from a variety of sources including, but not limited to, the property’s most recent appraisal, information from management and other information derived through the Independent Valuation Firm’s database and other industry data, the Independent Valuation Firm determines the appropriate adjustment to be made to the estimated value of the property. The Independent Valuation Firm relies in part on property-level information provided by the Advisor, including: (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the Advisor will promptly notify the Independent Valuation Firm.

In conducting its investigation and analyses, our Independent Valuation Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our Advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm assumes that such forecasts and other information and data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and relies upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or is required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm makes numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

Development and value-add assets will be valued at estimated fair market value and will join the appraisal cycle upon the earlier of stabilization or twelve months from substantial completion. Factors such as the status of land entitlements, permitting processes and jurisdictional approvals are considered when determining the fair market value of development and value-add assets.

The analyses performed by our Independent Valuation Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.

Unconsolidated Properties

Unconsolidated properties held through joint ventures or partnerships generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of real properties held by the joint venture is determined by an independent appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture generally would then be determined by using a hypothetical liquidation calculation of our percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Real Estate-Related Assets and Derivatives

Publicly traded debt and equity real estate-related assets that are not restricted as to salability or transferability are valued monthly based on publicly available information. Generally, to the extent the information is available, such assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded debt and equity real estate-related assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the asset.

We may also invest in derivatives. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, but we may also invest in futures transactions. Derivatives will be valued by Chatham Financial, a global leader in debt and derivative markets, based on market quotations or other widely accepted valuation methodologies.

Individual investments in mortgages, mortgage participations and mezzanine loans are included in our determination of NAV at fair value.

Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, approves the pricing sources of our real estate-related assets and derivatives. In general, these sources are third parties other than our Advisor. However, we may utilize the Advisor or Black Creek Group affiliate as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our Advisor and any subsequent material adjustments made by our Advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm.

Valuation of Liabilities

Except as noted below under “NAV and NAV per Share Calculation,” we will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include fees accrued and payable to the Advisor and other accrued liabilities for both the fixed and performance components of our advisory fee, accounts payable, accrued operating expenses, property-level mortgages, any borrowings under portfolio-level or corporate level credit facilities, and certain other liabilities. Our debt will be valued at fair value using widely accepted methodologies and, as appropriate, in accordance with GAAP. The value of non-recourse debt shall not exceed the value of the underlying real estate collateral, if applicable. Estimates of fair value for property-level mortgage and corporate level debt, will be prepared by our Advisor and opined upon by an independent third party.

NAV and NAV per Share Calculation

We expect to calculate an initial NAV per share as of a date no later than June 30, 2018. Thereafter, our NAV per share will be calculated as of the last calendar day of each month for each of our outstanding classes of stock, and will be available generally within 15 calendar days after the end of the applicable month. Our NAV per share will be calculated by our Advisor or ALPS, a third-party valuation firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS, the Independent Valuation Firm, or any other party involved in our valuation procedures with another party, including our Advisor, if it is deemed appropriate to do so.

Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in the Aggregate Fund NAV (whether an increase or decrease) from the prior month is allocated among each class of Fund Interest based on each class’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, increases or decreases in real estate-related assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, advisory fees and distribution fees) and distributions to investors.

Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a property acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs (other than selling commissions, dealer manager fees and distribution fees) incurred prior to December 31, 2018 will not reduce NAV for periods through December 31, 2018, but rather will be amortized to expense on a straight-line basis over the five years following December 31, 2018.  This is due to our Advisor’s agreement to advance all such organization and offering costs through December 31, 2018 and to be reimbursed by us for such advanced organization and offering costs ratably over the five years following December 31, 2018. All organization and offering costs (other than selling commissions, dealer manager fees and distribution fees, which will affect the NAV as indicated below) incurred beginning January 1, 2019, will reduce NAV as part of our estimated income and expense accruals. In addition, until December 31, 2019, our Advisor has agreed to defer reimbursement of all or a portion of acquisition expenses incurred or paid on our behalf if, in a given month, the reimbursement of acquisition expenses to the Advisor would cause NAV per share to be lower than the lesser of $10.00 or the NAV per share calculated for the prior month, which we refer to as a shortfall.  If the reimbursement would result in a shortfall, then our Advisor will defer reimbursement of acquisition expenses in the amount necessary to prevent a shortfall for such month.  Our Advisor will be reimbursed for any such unreimbursed acquisition expenses ratably over the eighteen months following December 31, 2019.  For NAV calculation purposes, any acquisition expenses incurred or paid prior to December 31, 2019 which have not been reimbursed to our Advisor pursuant to the deferral agreement described above will not reduce NAV for periods through December 31, 2019, but rather will be amortized to expense on a straight-line basis over the eighteen months following December 31, 2019. Beginning January 1, 2020, all acquisition expenses incurred will reduce NAV as part of our estimated income and expense accruals. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

With the exceptions noted above in these valuation procedures, our liabilities are included as part of our NAV calculation and will be valued at fair value in accordance with GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Under GAAP, we record liabilities for distribution fees that we (i) currently owe our Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time should not include consideration of any estimated future distribution fees that may become payable after such date.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, NAV for each class is adjusted for accrued dividends and the ongoing distribution fees, to determine the monthly NAV. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class because they are effectively paid by the purchasers of shares in the primary offering at the time of purchase. The purchase price of such shares is equal to the transaction price, which generally will equal the most recently disclosed monthly NAV per share. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month; however, such adjustments are anticipated to be infrequent. NAV per share for each class will be calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day.

NAV of our Operating Partnership and OP Units

Because certain fees to the Advisor are based on our Aggregate Fund NAV (i.e., the aggregate NAV of our outstanding shares, along with the OP Units held by third parties), our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the OP Units. Our Operating Partnership has classes of OP Units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per OP Unit equals the NAV per share of the corresponding class. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding OP Unit on such day.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including Altus Group, ALPS and our Advisor, are subject to the oversight of our board of directors. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated values of our real property portfolio and real estate-related assets are determined by the Independent Valuation Firm or other pricing sources. Our Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides our board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm or ALPS.

Limitations on the Calculation of NAV

The most significant component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property appraisal and valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions could result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend any ongoing offering of our Common Stock and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.